Exhibit 10

                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------


          THIS LICENSE AND DISTRIBUTION AGREEMENT ("Agreement") is made and effective as of this 26th day of August, 2003 ("Effective Date"), by and between Baywood International, Inc. a Nevada Corporation (the "Company"), having an address at 14950 North 83rd Place, Suite 1, Scottsdale Arizona 85260, inclusive of its affiliated companies, and Healthy International Ltd., a Hong Kong Company ("Distributor"), having an address at Flat E-L, 23/F Superluck Industrial Centre, Phase 2, 57 Sha Tsui Road, Tsuen Wan N.T., Hong Kong, inclusive of its affiliated companies, both collectively referred to as the "Parties".

                                    Recitals:
                                    --------

          A. WHEREAS, the Parties wish to define their rights and therefore enter into this Agreement that reflects all of the rights of both Parties referred to as the Company and Distributor.

          B. WHEREAS, The Company is in the business of developing, marketing and distributing its own brands of proprietary nutraceuticals (the "Brands") in addition to the private label of such brands (the "Formulas"), both collectively referred to as the "Products" as more fully defined in Exhibit "A", and desires to distribute those Products internationally.

          C. WHEREAS, Distributor is in the business of distributing nutraceutical products.

          D. WHEREAS, the Company desires to grant and Distributor desires to obtain the exclusive right to distribute and sell the Products for the Company in certain Asian countries as more fully described in Exhibit "A" (the "Territory"), upon and subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the covenants, agreements, warranties and representations contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

                                    Agreement
                                    ---------

          1.     Grant  of  License.  The Company hereby grants to Distributor a
                 ------------------
revocable, exclusive, non-transferable, royalty-free license to use the Company's trademarks as set forth in Exhibit "A" in the Territory (the "Trademark(s)"), in Distributor's advertising, marketing and promotional materials for the Brands, provided that Distributor displays or announces notice of trademark status and properly attributes ownership of the Trademark(s) as set forth in Exhibit "A" in each piece of advertising, marketing or promotional material. Distributor acknowledges the Company's exclusive ownership of the Trademark(s) and agrees to act consistently with such ownership and agrees that all uses of the Trademark(s) by Distributor shall inure to the Company's sole benefit. If Distributor becomes aware of any unauthorized use of the Trademark(s), Distributor agrees to immediately notify the Company. The Company shall have the sole right and responsibility for enforcing its rights with respect to the Trademark(s). In addition, the Company recognizes that Distributor may choose not to market the Company's Brands and, therefore, market the Formulas under its own label.

          2.     Designation  as  Distributor.  The  Company  hereby  designates
                 ----------------------------
Distributor as the Company's exclusive authorized distributor of the Products in the Territory. This distributorship is exclusive with respect to marketing and sales of the Products within the Territory, but the Company, in its sole discretion, reserves the right to designate additional distributors of the Products elsewhere in the world and to license the Products to others throughout the world.

          3.     Orders.  Purchase  orders  may  be  submitted to the Company by
                 ------
facsimile, first class mail, postage prepaid or other electronic means. All purchase orders for the Products are subject to written acceptance by the Company and shall include a 3% allowance for damages to the Products resulting from shipment and/or manufacturing. Any such allowance shall be shown by Distributor as a deduction from the gross amount on the purchase order. Upon acceptance, the Company agrees to provide written acknowledgement of such purchase orders within three (3) days. Distributor agrees to accept the risk of erroneous, incomplete or failed transmissions of any purchase orders submitted by Distributor to the Company. The normal lead time required by the Company to fulfill a purchase order for the Products in stock at the Company's location is three (3) to four (4) weeks from the date of the Company's written acceptance of each purchase order. Distributor acknowledges that lead times vary for Products not in stock at the Company's location at the time of the Company's receipt of each purchase order. Purchase orders accepted by the Company cannot be cancelled or modified without the Company's prior written consent. The Company may, in its sole discretion, withhold such consent.

          4.     Obligations and Covenants of Distributor.  Subject to all other
                 ----------------------------------------
terms, provisions and conditions of this Agreement, Distributor shall:

               (a) Use Distributor's best efforts to advertise, sell and distribute the Products;
               (b)     Order  the  Products  solely  from  the  Company;

               (c) The Company understands that Distributor may be presented with or seek out new products from time-to-time due to the competitive nature of its business. In the case of any products that the Company does not currently carry, Distributor agrees to offer the Company, whenever possible, any new nutraceutical products for the Company to develop and supply with acceptable quality and prices. Distributor will review its market and any such new products from time-to-time and decide which new or existing products it would not choose to distribute under this Agreement and to be freed back to the Company;

               (d) Not reverse engineer the Products or otherwise manufacture or develop products of same ingredients as the Products without notifying the Company;

               (e) Use its best efforts to research and develop a market for all of the Products inclusive of any additional products that the Company may develop from time-to-time;

               (f) Agree that, due to the close similarities in each of the Parties' businesses for the Products, that there may be interest from time-to-time for the Parties to concurrently market and sell Products that have similar formulations in areas outside of the Territory, including the areas where the Company is currently selling or may contemplate selling the Products. When any such interest does exist, the Parties agree to consult with each other on any same or similar formulation so as to reach a mutual understanding that using such same or similar formulation will not present conflicts to the market of either Party;

               (g) At all times refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices, including disparagement of the Company or the Products or other conduct that is or may be detrimental to the Company, the Products or the public;

               (h) Not make any false or misleading statement or representations concerning or related to the Company or the Products;

               (i) Refrain from making any representations, warranties or guarantees to customers or other third parties with respect to the Products that are inconsistent with the written information distributed by the Company in connection with or related to the Products;

               (j)     Otherwise  perform  its  covenants  under this Agreement.

          5.     Obligations and Covenants of the Company.  Subject to all other
                 ----------------------------------------
terms, provisions and conditions of this Agreement, the Company shall:

               (a) Use its best efforts to fill and ship all purchase orders submitted by Distributor for the Products within a reasonable time from the date of the Company's acceptance of Distributor's purchase order as set forth in
Section  3;

               (b) Refer any inquiries from any potential customers within the Territory to Distributor with the understanding that Distributor will honor the negotiated pricing that the Company has established with the potential customer to develop the sale;

               (c) Be allowed to solicit the Products to the Territory with the understanding that Healthy would be responsible for marketing and selling the Products if such solicitation develops into a customer;

               (d) Not market or sell the Products to the Territory unless prior approval has been received by Distributor;

               (e) Agree that the Parties will concurrently market and sell the Products that have similar formulations in areas outside of the Territory, including the areas where the Company is currently selling or may contemplate selling the Products;

               (f) At all times refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices, including disparagement of Distributor or other conduct that is or may be detrimental to Distributor, the Products or the public;

               (g) Not make any false or misleading statement or representations concerning or related to the Distributor;

               (h) Not advertise or otherwise disclose to any unrelated third party, unless permitted by Distributor, that the Company is the supplier of the Products to Distributor;

               (i)     Otherwise  perform  its  covenants  under this Agreement.

          6.     Parallel  Imports.  The  Parties  understand  that  both  the
                 ------------------
Company's and Distributor's control is limited with regard to the marketing and sale of the Products from third party customers to consumers. However, both Distributor and the Company will use their best efforts to protect the exclusivity of this Agreement by stopping, where legally permissible, the sale by any third party customer to consumers in the Territory not sold directly by the Company or Distributor.

          7.     Risk  of  Loss.  Title to the Products purchased by Distributor
                 --------------
shall remain with the Company until delivery of the Products to the carrier. From and after delivery of the Products to the carrier, title shall vest in the Distributor and Distributor shall be responsible for the entire risk of loss, theft, damages, damage to or destruction of the Products.

          8.     Invoice and Payment Terms.  All Products sold by the Company to
                 -------------------------
Distributor under this Agreement shall be sold in accordance with the pricing schedule set forth in Exhibit "A." The Company reserves the right, from time-to-time and in its sole discretion, to increase or decrease the prices set forth in Exhibit "A", and shall provide Distributor ninety (90) days prior written notice of any pricing changes. The Company shall invoice Distributor for each purchase order submitted to the Company for the Products at the prices set forth in Exhibit "A." Payment for each invoice shall be due to the Company in the amount of fifty percent (50%) of the total invoice upon receipt of order by the Company and the remaining fifty percent (50%) shall be due to the Company upon shipment of the Product (each a "Due Date"). If Distributor fails to pay any amount due to the Company on or before a Due Date, interest shall accrue at the rate of one-half percent (0.5%) per month on all past due amounts until paid in full.

          9.     Product  Support  and  Returns.  The Company shall from time to
                 ------------------------------
time provide written Product information and data to Distributor. The Company will not provide sales training to Distributor, its employees or agents. The Company shall not accept any Product returns from Distributor unless authorized in writing prior to Distributor's return of any Product. If the Company accepts any Product return, Distributor shall return only unopened, unexpired Product, stored according to Product specifications.

          10.     Term;  Breach;  Termination.
                  ---------------------------

               (a) The license and distributorship granted hereunder by this Agreement shall be for an initial term of two (2) years from the Effective Date and shall automatically renew for subsequent one (1) year periods (each a "Renewal Term"), unless earlier terminated in accordance with this section. In the event either party should fail to perform or comply with its obligations, representations, warranties or covenants hereunder, the non-defaulting party shall have the right, without waiving, limiting, removing or restricting any other legal or equitable rights or remedies it may have, to cease performance under this Agreement, and, if such breach is not remedied within thirty (30) calendar days after written notice to the defaulting party, to terminate this Agreement.

               (b) Upon termination of this Agreement, (i) Distributor's right to act as licensee and distributor of the Products shall cease, (ii) Distributor shall immediately cease exercising any rights granted under this Agreement, (iii) Distributor shall return to the Company all Confidential Information (as defined in Section 11) and any copies or derivatives thereof, and (iv) Distributor may sell in the Territory any remaining Product inventory purchased during the term of this Agreement for a period of twelve (12) months from the termination date. Following the twelve (12) month period, Distributor shall return to the Company or destroy any remaining Product inventory. Termination of this Agreement shall not discharge or terminate any obligations either party has to the other that have accrued as of the date the Agreement is terminated. The Company, or its agents, shall upon request be afforded sufficient access to Distributor's premises to verify adherence to the covenants contained in this Section 10.

               (c) Any provision of this Agreement to the contrary notwithstanding, the Company shall have the right to terminate this Agreement, if (i) Distributor fails to make timely payments, or (ii) a filing of a petition of bankruptcy by or against Distributor.

               (d) Any provision of this Agreement to the contrary notwithstanding, Distributor shall have the right to terminate this Agreement in the case of a filing of a petition of bankruptcy by or against the Company.

          11.     Confidentiality.  The  Parties  acknowledge  that  the Product
                  ---------------
(including underlying technology, techniques, procedures, specifications and/or know-how) and business of Distributor (including customers, sales and marketing techniques, procedures and/or know-how) (collectively, the "Confidential Information") have been acquired by the Company and/or Distributor at great expense and constitute trade secrets, and that the Company and Distributor each have respective proprietary and other rights in the Confidential Information. The Parties shall keep confidential the Confidential Information, and shall not disclose such information to any person and shall advise all persons with access to the Confidential Information (excluding consumers purchasing the Product for their own use) of the confidential and proprietary nature of the Product and the Confidential Information. Each of the Parties shall cause its agents and employees and other persons to protect the confidentiality of the Product and the Confidential Information. Distributor acknowledges that the Product is not patented and that no representation or warranty whatsoever is made by the Company except that the Company has the right to distribute the Product as set
         ------
forth in this Agreement. Except as expressly permitted in this Agreement, Distributor shall not use, sublicense, sell, assign, transfer, disclose, publish, duplicate, modify or otherwise deal with the Product in any way which may infringe upon the Company's or its licensor's rights therein. Distributor acknowledges and agrees that no title or ownership of the Product or the Confidential Information is transferred to Distributor by this Agreement, and such rights are and shall remain the exclusive property of the Company or its licensors. The covenants contained in this Section 11 shall survive the termination of this Agreement.

          12.     Compliance  with  Applicable  Law.  Distributor  shall  at all
                  ---------------------------------
times during the term of this Agreement strictly comply with any applicable laws, statutes, rules, regulations or ordinances whether, local, state, national, or international relative to the marketing and sale of the Product in the Territory, including, without limitation, the export laws of Hong Kong. Distributor shall obtain any and all permits, licenses, authorizations and/or certificates that may be required in any jurisdiction or by any regulatory or administrative agency in connection with the use, sale, marketing and/or distribution of the Product.

          13.     No  Conflict.  Distributor represents and warrants that it has
                  ------------
full power and authority to undertake the obligations set forth in this Agreement and Distributor represents and warrants that it has not entered into any other agreements, nor will Distributor enter any other agreements, in conflict with Distributor's obligations under this Agreement or that would render Distributor incapable of satisfactorily performing its obligations under this Agreement.

          14.     Disclaimer;  Limitations.
                  ------------------------

               a. The Company does not make any, and expressly disclaims all, warranties other than as expressly made in this Section 14, whether oral or written, express or implied, or arising by usage of trade or course of dealing, including, without limitation, the warranties of merchantability and fitness for a particular purpose. The remedies set forth in this Section 14 shall be the sole and exclusive remedies of Distributor.

               b. The Parties understand that the Company has undertaken to purchase a foreign products liability insurance policy in the amount of $1,000,000 (the "Policy") on behalf of Distributor. However, Distributor understands that the Policy neither covers nor is the Company liable for economic, incidental, consequential, indirect, special, punitive or exemplary damages, whether claimed under contract, tort or any other legal theory, including, but not limited to, damages for loss of revenue or anticipated profit or cost of capital. The Company shall have no obligation to defend, indemnify or reimburse Distributor or any purchaser of the Product for any amount that they may be required to pay as a result of any claim, lawsuit, action, judgment or liability related to or arising out of the Product or its use over and above the coverage that the Policy provides.

          15.     Payment  of  Taxes.  Distributor  shall  be  responsible  for
                  ------------------
paying, when due, any sales, use, excise, import and export taxes, duties, tariffs, or similar charges applicable to products sold to it by the Company in the Territory. Distributor agrees to indemnify and hold the Company harmless from and against any and all such taxes, duties, tariffs or assessments in the Territory.

          16.     Governing  Law.  This Agreement is entered into in Arizona and
                  --------------
shall be governed by and construed under the substantive laws of the State of Arizona, exclusive of laws relating to conflict of laws principles. Distributor specifically consents to the application of Arizona law to this Agreement and consents to the jurisdiction of the Superior Court of the State of Arizona, and the United States Federal District Court for Arizona, and consents to venue in Phoenix, Arizona.

          17.     Integration.  This  Agreement  and  the  Exhibits  hereto
                  -----------
constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior proposals, negotiations, representations, commitments, writings, agreements or other communications, whether written or oral, between the Parties with respect to the subject matter hereof.

          18.     Headings.  The  headings  and  captions used in this Agreement
                  --------
are for convenience only and shall have no force or effect in the interpretation of this Agreement.

          19.     Amendment.  This  Agreement  may  not  be  amended,  modified,
                  ---------
released or discharged except by an instrument executed in writing by the Parties hereto.

          20.     Severability.  If  any  term,  clause  or  provision  of  this
                  ------------
Agreement shall be judged invalid for any reason whatsoever a court of competent jurisdiction, such invalidity shall not effect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to have been modified, to the extent necessary to make it valid and enforceable or, if such term, clause or provision cannot be so modified, it shall be deemed deleted from this Agreement.

          21.     Successor  and  Assigns.  This Agreement shall be binding upon
                  -----------------------
each of the Parties and its successors and assigns, including the acquisition of Distributor by another company, provided that Distributor shall not assign its rights and obligations under this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld, and further provided that Distributor shall remain liable for the performance of its obligations under this Agreement.

          22.     No Waiver.  The failure of either party to enforce at any time
                  ---------
any of the provisions of this Agreement or to require timely performance by the other party of any of the provisions of this Agreement shall not be construed as either present or future waiver of such provisions nor in any way affect the right of either party to enforce each and every provision of this Agreement as written.

          23.     Cumulative  Remedies.  Any rights and remedies conferred under
                  --------------------
this Agreement shall be cumulative and may be exercised singularly or concurrently. Termination of this Agreement shall not act as a waiver of any claim that has accrued as of this date of termination with regard to either party hereto.

          24.     Notices.  All  notices hereunder shall be in writing and shall
                  -------
be delivered in person, mailed or sent via facsimile machine or telecopier. A notice shall be deemed to be personally delivered to a person if delivered to the address of such person by a courier or other delivery service. If mailed, they shall be sent by certified mail, postage prepaid. Notices sent by mail shall be deemed effective on the earlier of (i) the date when received, or (ii) the date which is three days after mailing. Notices sent via facsimile shall be deemed effective on the earlier of (i) the date when received, or (ii) the date which is one (1) business day after transmission, provided in either case confirmation of transmission is received by the sender.

          If to Distributor, at:

               Healthy International Ltd.
               Attn: Mariane Chan
               Flat E-L, 23/F Superluck Industrial Centre
               Phase 2, 57 Sha Tsui Road
               Tsuen Wan N.T., Hong Kong
               Telephone: (852) 24996699
               Facsimile: (852) 24907970

          If to the Company, at:

               Baywood International, Inc.
               Attn: Neil Reithinger
               14950 North 83rd Place, Suite 1
               Scottsdale, AZ 85260
               Telephone: (480) 951-3956
               Facsimile: (480) 483-2168

          25.     Distributor  Status.  Nothing  in  this  Agreement  shall  be
                  -------------------
construed so as to constitute Distributor an agent or legal representative of the Company for any purpose whatsoever. This Agreement does not create the relationship of a partnership or joint venture or any similar relationship between the Company and Distributor. The Company shall not be liable for any damages, losses, costs or expenses whatsoever, including incidental or consequential damages, resulting from any sale or service performed by Distributor.

          26.     Time  of  the  Essence.  Time  shall  be  of  the essence with
                  ----------------------
respect to the obligations of the Parties under this Agreement.

          This Agreement is executed on this 26th day of August 2003.


THE "COMPANY"                              "DISTRIBUTOR"

BAYWOOD INTERNATIONAL, INC.                HEALTHY INTERNATIONAL, LTD.

By: /s/ Neil Reithinger                    By: /s/ Mariane Chan
    -------------------                        ----------------
Its: President & C.E.O.                        Its: Director

                                   EXHIBIT "A"
                                   -----------

PRODUCTS

     The Products covered by this Agreement shall include, but are not limited to, current products, future products and/or any form thereof that the Company may develop now or in the future.

TERRITORY

     The Territory covered by this Agreement shall include Hong Kong, Macau, China, Singapore, Taiwan, Malaysia, Japan, Indonesia and Korea with exception to certain customers as follows to which the Company is currently selling certain
Products:

                                    INDONESIA
                           PT Paramitra Media Perkasa

                                      KOREA
                         Baycom (name subject to change)

                                    SINGAPORE
                                 MedPlus Health

TRADEMARKS

     The Trademarks covered by this Agreement shall include Baywood Solutions(R), Baywood Purechoice(R), Complete La Femme(R), Baywood "Making LIFE Better"(R) and any future trademarks that the Company may develop now or in the future.